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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 19, 1998

                         STAR MULTI CARE SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)

              New York                   1-10751               11-1975534
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    (State or Other Jurisdiction       (Commission           (IRS Employer
          of Incorporation)             File No.)          Identification No.)

  99 Railroad Station Plaza, Hicksville, New York              11801
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  (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code (516) 938-2016

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         In February 1998, Star Multi Care Services, Inc. (the "Company") was advised by its regulatory counsel that jurisdiction with respect to a previously disclosed audit (the "1997 Audit") of Star Multi Care Services of Florida, Inc. d/b/a American Health Care Services, the Company's Medicare agency, by the Office of Audit Services of the Office of Inspector General of the United States Department of Health and Human Services, which had previously been forwarded to the Civil Division of the United States Attorney for the Southern District of Florida (the "US Attorney") by the Medicare intermediary assigned to administer Medicare payments in Florida, has been relinquished by the US Attorney to the Medicare intermediary for recovery of an administrative overpayment.

         The Company has now been informed that the Medicare intermediary has assessed an administrative overpayment against the Company in the amount of $1,248,747 based on the 1997 Audit. The Company has appealed the administrative overpayment determination by pursuing administrative and judicial remedies. Such appeal could result in elimination or reduction of the overpayment amount. The Company's regulatory counsel has also advised that the Company has claims against third-parties (e.g., subcontractors and licensed home health agencies) for a portion of any liability of the Company in connection with such administrative overpayment. The Company plans to set up a reserve in connection with the administrative overpayment after consultation with the Company's independent accountants and may be less than the total administrative overpayment amount. Management expects this matter to be satisfactorily resolved.

         The Company discovered errors in certain cost reports that had been previously submitted by the Company to the New York State Department of Social Services during the years 1993-1995, the basis of which served to determine the Medicaid reimbursement rates in respect of the Company for the years 1994-1996. Amended cost reports containing the correct data were submitted to the New York State Department of Health (the "DOH") in February 1998, which are expected to result in the DOH's retroactive recalculation of the Company's Medicaid reimbursement rate and imposition of a substantial overpayment assessment against the Company. The Company plans to set up a reserve in connection with such potential overpayment assessment after consultation with the Company's independent accountants and may be less than the total overpayment assessment, if and when assessed.

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                                   SIGNATURES

                  Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 18, 1998             STAR MULTI CARE SERVICES, INC.




                                    By: /s/ Stephen Sternbach
                                       ---------------------------------
                                         Stephen Sternbach
                                         Chairman of the Board, President and
                                         Chief Executive Officer

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